Exhibit 10.2

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

LICENSE AGREEMENT

(AP23573 in Medical Devices)

This License Agreement (this “Agreement”) is made effective as of January 26, 2005 (the “Effective Date”), by and between ARIAD Pharmaceuticals, Inc. and ARIAD Gene Therapeutics, Inc., both corporations with a principal place of business at 26 Landsdowne Street, Cambridge, MA 02139 (collectively, “ARIAD”), and MEDINOL Ltd., a company with a principal place of business at Kiryat Atidim, P.O. Box 58165, Tel Aviv, 61581, Israel (“MEDINOL”). ARIAD and MEDINOL are each hereafter referred to individually as a “Party” and together as the “Parties.”

WHEREAS, ARIAD is the owner of, or otherwise controls, certain patents and technology relating to AP23573 (as defined below);

WHEREAS, MEDINOL has expertise in developing and commercializing stents, which can deliver drug products for the treatment of restenosis;

WHEREAS, MEDINOL desires to obtain the right from ARIAD to use AP23573 to evaluate, develop and commercialize certain medical devices, including stents, that will deliver AP23573;

WHEREAS, MEDINOL desires ARIAD to supply quantities of AP23573 to MEDINOL for research, clinical and commercial use with certain medical devices, including stents, that will deliver AP23573; and

WHEREAS, ARIAD desires to grant to MEDINOL rights to use AP23573 to evaluate, develop and commercialize certain medical devices, including stents, that will deliver AP23573 and to supply quantities of AP23573 to MEDINOL in connection therewith on the terms and conditions set forth in this Agreement and the Supply Agreement (as defined below).

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

1.	DEFINITIONS

Whenever used in the Agreement with an initial capital letter, the terms defined in this Article 1 shall have the meanings specified.

1.1 “Adverse Event” shall mean any untoward medical occurrence required to be reported to any Regulatory Authority, including without limitation any

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

occurrence defined as a “serious adverse event” in applicable Regulatory Authority regulations or guidelines (including 21 CFR §§312.32 and 314.80, and European Standard EN540) in a patient who has been administered AP23573.

1.2 “Affiliate” shall mean any corporation, firm, limited liability company, partnership or other entity that directly controls, is controlled by or is under common control with a Party to this Agreement. For purposes of this Section 1.2, “control” means ownership, directly or indirectly through one or more entities, of fifty percent (50%) or more of the shares of stock entitled to vote for the election of directors, in the case of a corporation, or fifty percent (50%) or more of the equity interests in the case of any other type of legal entity, status as a general partner in any partnership, or any other arrangement whereby a Party controls or has the right to control the Board of Directors or equivalent governing body of a corporation or other entity.

1.3 “API” shall mean the active pharmaceutical ingredient of AP23573.

1.4 “AP23573” shall mean ARIAD’s proprietary compound designated “AP23573,” described in [***] filed by ARIAD with the FDA.

1.5 “AP23573 Phase 1 Clinical Data” shall mean a narrative summary report prepared by ARIAD of unaudited clinical data obtained by ARIAD for patients enrolled in the AP23573 Phase 1 Clinical Trials as of the date which is three weeks preceding the date of each such summary report. Each such narrative summary report shall summarize each protocol, the number of enrolled patients receiving each dosage level in accordance with each protocol, and the safety information (which shall comprise all Adverse Events reported on draft data listings and “serious adverse events” required to be reported to any Regulatory Authority) obtained by ARIAD. For purposes of clarity, all AP23573 Phase 1 Clinical Data (i) is subject to change after audit, (ii) shall be treated as Confidential Information of ARIAD, (iii) shall be used by MEDINOL solely for internal purposes in performing its obligations and/or exercising its rights under this Agreement and the Supply Agreement, and (iv) shall not be disclosed by MEDINOL to any Third Party under any circumstances without ARIAD’s prior written consent.

1.6 “AP23573 Phase 1 Clinical Trials” shall mean only the following studies of AP23573: (a) [***] to be conducted in accordance with Protocol No. [***], and (b) [***] to be conducted in accordance with Protocol No. [***].

1.7 “Authorized Distributor” shall mean a seller or distributor of MEDINOL Licensed Products approved by ARIAD pursuant to Section 2.1.3.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

1.8 “CE Mark” shall mean the “Conformite Europeene” mark issued upon approval by the European Union Regulatory Authority to market and sell MEDINOL Licensed Products in the countries of the European Union.

1.9 “Change-in-Control” shall have the meaning set forth in Section 11.8.

1.10 “CMC Data” means the chemistry, manufacturing, and controls data set forth in 21 CFR 314.50, as the same may be amended from time to time, or as otherwise required by applicable law and regulations to be included in an NDA, or the equivalent application to a Regulatory Authority for grant of marketing authorization outside the United States, as such data may be amended or supplemented from time to time. For purposes of clarity, CMC Data shall be treated as Confidential Information for purposes of this Agreement.

1.11 “Confidential Information” shall mean (a) with respect to a Party (the “Receiving Party”), all information (including without limitation, with respect to ARIAD, all data from AP23573 Phase 1 Clinical Trials, the chemical structure of AP23573 and, with respect to each Party, all Licensed Technology, CMC Data, development plans and schedules, marketing and sales information, clinical and pre-clinical data, information and results, specifications, and protocols), which are disclosed by the other Party (the “Disclosing Party”) to the Receiving Party hereunder or to any of its employees, consultants or Affiliates; and which is designated as confidential information, prior to, during or immediately after such disclosure. Confidential Information does not include information which (i) as of the date of disclosure, is known to the Receiving Party or its Affiliates, as demonstrated by written records, other than by virtue of a prior confidential disclosure to such Party or its Affiliates; (ii) as of the date of disclosure is in, or subsequently enters, the public domain, through no breach of this Agreement by the Receiving Party; (iii) is obtained from a Third Party having a lawful right to make such disclosure free from any obligation of confidentiality to the Disclosing Party; or (iv) is independently developed by or for the Receiving Party without reference to, or reliance upon, any Confidential Information of the Disclosing Party as demonstrated by written records.

1.12 “Control” or “Controlled” shall mean with respect to any Patent Rights or Technology, the possession by a Party of the ability to grant a license or sublicense of such Patent Rights or Technology, as provided for herein, without violating the terms of any agreements between such Party and any Third Party and without requiring such Party to make any contractual payment to any Third Party in connection with such grant of rights or the exercise thereof by the grantee.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

1.13 “Current Good Laboratory Practices” or “cGLP” shall mean current good laboratory practice and standards as described in Directive 2004/9/EC of the European Parliament and of the Council of 11 February 2004 and in Directive 2004/10/EC of the European Parliament and of the Council of 11 February 2004 or in 21 CFR Part 58, as amended, from time to time.

1.14 “Current Good Manufacturing Practices” or “cGMP” shall mean European Community requirements for good manufacturing practice as set forth in Commission Directives 91/356/EEC and 2003/94/EC, as amended, and guidance documents issued pursuant to them, or as set forth in, Title 21 of the United States Code of Federal Regulations, Parts 210 and 211, as amended, from time to time.

1.15 “Drug Master File” or “DMF” shall mean a drug master file and any amendment and supplements thereto, filed and maintained with a Regulatory Authority by or on behalf of ARIAD, which shall contain, among other things, CMC Data and other relevant information concerning AP23573.

1.16 “Excess API Cost,” as defined in the Supply Agreement, means, the difference, if any, between (i) the purchase price per gram of API [***] following expiration of the [***] notice period of a Refusal to Supply by ARIAD, minus (ii) [***]amount equal to [***] Dollars (U.S. $[***]), subject to annual adjustment for inflation, from the Effective Date to the date of purchase by MEDINOL, using the United States Bureau of Labor Statistics Producer Price Index for Pharmaceutical Preparation Manufacturing published at www.bls.gov. To calculate the Excess API Cost, all payments made by MEDINOL for API in foreign currency shall be converted into United States Dollars at the conversion rate existing in the United States (as reported in The Wall Street Journal, Eastern Edition, for purchasing United States Dollars) on the last business day of the applicable calendar quarter in which the purchase of API took place.

1.17 “Exclusive Licensees” shall mean MEDINOL and up to two (2) additional Third Parties who may be granted a license, under ARIAD’s interest in the Licensed Patent Rights and Licensed Technology to develop, have developed, make, have made, use, have used, sell, have sold, offer for sale, import, have imported, export, have exported, distribute, market and promote Licensed Products for use in the Licensed Field.

1.18 “FDA” shall mean the United States Food and Drug Administration and any successor agency or authority thereto.

1.19 “First Commercial Sale” shall mean, on a country-by-country basis, the date of the first arm’s length transaction, transfer or disposition for value to a

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

Third Party of a MEDINOL Licensed Product by or on behalf of MEDINOL or any Affiliate of MEDINOL in such country, but specifically excluding any transfers made in furtherance of clinical trials, research, or other such non-commercial uses.

1.20 “First-In-Humans Clinical Trial” shall mean, with respect to a MEDINOL Licensed Product, the first study in humans of the MEDINOL Licensed Product as an investigational device in accordance with applicable rules and regulations of the country or jurisdiction in the which the clinical trial is conducted.

1.21 “IDE” shall mean an investigational device exemption, as defined in Title 21 of the United States Code of Federal Regulations, Part 812 et seq., as amended from time to time, filed or to be file with the FDA.

1.22 “IND” shall mean an investigational new drug application, as defined in Title 21 of the United States Code of Federal Regulations, Part 312 et seq., as amended from time to time, filed or to be filed with the FDA.

1.23 “Licensed Field” shall mean the [***] of any [***].

1.24 “Licensed Patent Rights” shall mean all Patent Rights that (i) are Controlled by ARIAD as of the Effective Date, to the extent necessary to develop, use, make, have made, import, have imported, export, have exported, sell, have sold, offer to sell, distribute, market and promote MEDINOL Licensed Products in the Licensed Field and/or (ii) become Controlled by ARIAD during the License Term, to the extent necessary for MEDINOL to develop, use, make, have made, import, have imported, export, have exported, sell, have sold, offer to sell, distribute, market and promote MEDINOL Licensed Products in the Licensed Field. The Licensed Patent Rights as of the Effective Date are listed in Schedule A attached hereto and made a part hereof. During the Term, ARIAD shall provide to MEDINOL an annual written update of Schedule A which includes any additional patents and patent applications comprising Licensed Patents not previously listed.

1.25 “Licensed Product” shall mean any Medical Device which delivers AP23573.

1.26 “Licensed Technology” shall mean and include all Technology, whether or not patentable, including but not limited to formulations, techniques and materials, that (i) is Controlled by ARIAD as of the Effective Date, to the extent necessary for MEDINOL to develop, use, make, have made, import, have imported, export, have exported, sell, have sold, offer to sell, distribute, market and promote MEDINOL Licensed Products in the Licensed Field, and/or (ii) becomes Controlled by ARIAD during the License Term, to the extent necessary for MEDINOL to make and have made MEDINOL Licensed Products in the Licensed Field.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

1.27 “License Term” shall mean, with respect to each MEDINOL Licensed Product, the period commencing on the Effective Date and continuing, on a country-by-country and product-by-product basis, until the expiration or termination of the last Valid Claim covering the manufacture, sale, use or importation of AP23573 in such country.

1.28 “Medical Device” shall mean any [***].

1.29 “MEDINOL-Gore Agreement” shall mean the Collaboration Agreement between MEDINOL and W.L. Gore dated September 12, 2002.

1.30 “MEDINOL Licensed Product” shall mean any embodiment of a Licensed Product manufactured by or exclusively for MEDINOL and sold by MEDINOL, W.L. Gore or MEDINOL’s Authorized Distributors, for which all Patent Rights are reasonably believed by MEDINOL to be owned or Controlled by MEDINOL, or for which MEDINOL reasonably believes it otherwise has the right to practice all Patent Rights. For avoidance of doubt, MEDINOL Licensed Product shall include any embodiment of a Licensed Product manufactured by or exclusively for MEDINOL, but which is bundled for sale by MEDINOL, W.L. Gore or MEDINOL’s Authorized Distributors with any other product or products (each of which may or may not be a MEDINOL Licensed Product); for example, a MEDINOL Licensed Product sold by W.L. Gore, either as a single unit or bundled with other products manufactured by or exclusively for W.L. Gore, pursuant to the MEDINOL-Gore Agreement).

1.31 “NDA” shall mean a New Drug Application filed with the FDA or any equivalent successor application or entity seeking authorization to market AP23573.

1.32 “Net Sales” shall mean the gross invoiced sales price for all MEDINOL Licensed Products sold by MEDINOL, W.L. Gore or MEDINOL’s Authorized Distributors, their respective Affiliates and the subdistributors of W.L. Gore or MEDINOL’s Authorized Distributors to Third Parties throughout the world during each calendar quarter, before the deduction of any promotional discounts, promotions, royalties, taxes, duties, fees, charges or other expenses to such seller and before any reimbursements made to its customers and after deduction of other discounts to individual customers not in excess of [***]% for any MEDINOL Licensed Product for any customer.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

1.33 “Patent Rights” shall mean the rights and interests in and to issued patents and pending patent applications (including inventor’s certificates and utility models) in any country or jurisdiction, including all provisionals, substitutions, continuations, continuations in part, divisionals, supplementary protection certificates, renewals, all letters patent granted thereon, and all reissues, reexaminations, extensions, confirmations, revalidations, registrations, patents of addition thereof, PCTs and foreign counterparts.

1.34 “Patented MEDINOL Licensed Product” shall mean a MEDINOL Licensed Product manufactured or sold in a country in which there is a Valid Claim of a Licensed Patent Right at the time of manufacture or sale.

1.35 “Permitted Assignee” shall mean any assignee assuming the rights and obligations of a Party under this Agreement pursuant to a Change-in-Control.

1.36 “Pivotal Clinical Trial” shall mean, with respect to a MEDINOL Licensed Product, a well-controlled study in humans designed to determine, taking into account statistical considerations, the safety and efficacy of such MEDINOL Licensed Product, which is designed to demonstrate whether such MEDINOL Licensed Product is safe and effective for one or more indication(s) in the Licensed Field.

1.37 “PMA” shall mean an application to obtain pre-market approval, as defined in Title 21 of the United States Code of Federal Regulations, Part 814 et. seq., as amended from time to time, filed with the FDA.

1.38 “Registration Process” shall mean ARIAD’s manufacturing process for manufacturing API under cGMP which is validated and reproducible to achieve Regulatory Approval of the MEDINOL Licensed Product in the United States and the European Union.

1.39 “Regulatory Approval” shall mean any and all approvals by applicable Regulatory Authorities necessary to market and sell a MEDINOL Licensed Product in any country or jurisdiction.

1.40 “Regulatory Authority” shall mean any applicable supranational, national, federal, state or local regulatory agency, department, bureau or other governmental entity of any country or jurisdiction (including the FDA in the United States), having responsibility in such country or jurisdiction for any Regulatory Approvals of any kind in such country or jurisdiction, and any successor agency or authority thereto.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

1.41 “Stent” shall mean a metal wire mesh tube that is placed, by means of a catheter, at the site of a blockage within an artery [***] to keep the vessel open after balloon angioplasty.

1.42 “Supply Agreement” shall mean that certain Supply Agreement, entered into as of even date herewith between ARIAD and MEDINOL, in the form attached hereto as Exhibit 3.3.

1.43 “Technology” shall mean and include any and all unpatented proprietary ideas, inventions, discoveries, Confidential Information, biological materials, data, results, formulae, designs, specifications, methods, processes, formulations, techniques, ideas, know-how, technical information (including, without limitation, structural and functional information), process information, pre-clinical information, clinical information, and any and all proprietary biological, chemical, pharmacological, toxicological, pre-clinical, clinical, assay, control and manufacturing data and materials, and, in the case of MEDINOL, any and all mechanical, mechanical design and material science data and materials.

1.44 “Term” shall mean have the meaning set forth in Section 9.1.

1.45 “Third Party” shall mean any person or entity other than MEDINOL or ARIAD.

1.46 “Unpatented MEDINOL Licensed Product” shall mean a MEDINOL Licensed Product that is neither manufactured nor sold in a country in which there is a Valid Claim of a Licensed Patent Right at the time of manufacture or sale.

1.47 “Valid Claim” shall mean a claim in an issued, unexpired patent within the Licensed Patent Rights that (a) has not been finally cancelled, withdrawn, abandoned or rejected by any administrative agency or other body of competent jurisdiction, (b) has not been revoked, held invalid, or declared unpatentable or unenforceable in a decision of a court or other body of competent jurisdiction that is unappealable or unappealed within the time allowed for appeal, (c) has not been rendered unenforceable through disclaimer or otherwise, and (d) is not lost through an interference proceeding.

1.48 [***].

1.49 “W.L. Gore” shall mean W.L. Gore and Associates.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

2.	GRANT OF RIGHTS

2.1 License and Retained Rights.

2.1.1 Grant of License. Subject to the terms and conditions of this Agreement, ARIAD hereby grants to MEDINOL a tri-exclusive, with up to two other Exclusive Licensees, worldwide royalty-bearing license during the Term, with the right to grant sublicenses solely to MEDINOL’s Affiliates, W.L. Gore, MEDINOL’s Authorized Distributors and/or other sellers and distributors of MEDINOL products who are not Affiliates of W.L. Gore or an Authorized Distributor and who purchase MEDINOL products from W.L. Gore or an Authorized Distributor (including in multi-tiered distribution channels), solely to enable such Affiliates and/or W.L. Gore and Authorized Distributors and other such sellers and distributors to market and sell MEDINOL Licensed Products, under ARIAD’s interest in the Licensed Patent Rights and Licensed Technology, to develop, have developed, make, have made, use, have used, sell, have sold, offer to sell, import, have imported, export, have exported, distribute, market and promote MEDINOL Licensed Products in the Licensed Field.

2.1.2 Retained Rights. Subject to the other terms of this Agreement, ARIAD retains all rights to the Licensed Technology and the Licensed Patent Rights, including without limitation, the right to:

(a) develop, have developed, make, have made, use, have used, sell, have sold, offer for sale, import, have imported, export, have exported, distribute, market or promote any product, except that ARIAD shall not have the right to use, have used, sell, have sold, offer for sale, import, have imported, export or have exported, distribute, market or promote any Licensed Product in the Licensed Field;

(b) grant licenses to Affiliates and Third Parties under ARIAD’s interest in the Licensed Patent Rights and Licensed Technology, except that ARIAD will not grant more than two (2) tri-exclusive licenses to Exclusive Licensees, under ARIAD’s interest in the Licensed Patent Rights and Licensed Technology, to develop, have developed, make, have made, use, have used, sell, have sold, offer for sale, import, have imported, export, have exported, distribute, market and promote Licensed Products in the Licensed Field,

(c) make or have made and sell or supply AP23573 for any purpose, provided that ARIAD will not use AP23573 in Licensed Products in the Licensed Field nor supply AP23573 to any party for use in Licensed Products in the Licensed Field other than to MEDINOL hereunder or under the Supply Agreement or to an Exclusive Licensee licensed in accordance with clause (b) above; and

(d) otherwise develop and exploit Licensed Patent Rights and Licensed Technology for any purpose other than Licensed Products for use in the Licensed Field.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

No rights or licenses are granted hereunder (by implication, estoppel or otherwise) except as expressly set forth herein. The restrictions and limitations on ARIAD’s retained rights in clauses (a) and (b) of this Section 2.1.2 shall, on a country by country basis, terminate and become void upon the expiration or termination of the Licensed Term each such country.

2.1.3 Authorized Distributors. If MEDINOL wishes to appoint a seller or distributor of MEDINOL Licensed Products other then W.L. Gore, it shall so notify ARIAD and shall provide ARIAD with all material information regarding the relationship and a copy of all relevant agreements (collectively, the “Distributor Information”). No Third Party shall be appointed as a seller or distributor of MEDINOL Licensed Products without written approval of ARIAD, which shall not be unreasonably withheld. ARIAD shall respond to any request for approval within ten (10) days of receipt of the Distributor Information from MEDINOL. If ARIAD’s approval of any proposed seller or distributor is withheld, ARIAD shall so notify MEDINOL in writing within such 10-day period, including an explanation of the reasons therefor. Some examples (but not a complete list) of reasons ARIAD may withhold its approval of a proposed seller or distributor include ARIAD’s reasonable belief that such proposed seller or distributor has a history of under performance, is competitive with ARIAD or its Affiliates, is adverse to ARIAD or its Affiliates in a pending or threatened dispute or would cause ARIAD or its Affiliates to be in breach under, or conflict with, any agreement, decree, law, rule or regulation governing ARIAD’s business. MEDINOL shall remain obligated for its performance under this Agreement notwithstanding MEDINOL’s sublicense to, or appointment of, W.L. Gore or any Authorized Distributor to sell or distribute MEDINOL License Products on MEDINOL’s behalf.

3.	DEVELOPMENT AND COMMERCIALIZATION OF PRODUCTS.

3.1 Development Obligations. ARIAD’s and MEDINOL’s obligations concerning the development and commercialization of AP23573 and MEDINOL Licensed Products are set forth in this Article 3.

3.1.1 ARIAD’s Obligations. During the Term, at ARIAD’s sole expense, ARIAD shall use commercially reasonable efforts to:

(a) for so long as ARIAD and/or its pharmaceutical partners continue development of AP23573 for use to treat cancer, take all actions necessary to continue development and manufacture under cGMP of AP23573 in order to facilitate MEDINOL’s efforts pursuant to Section 3.1.2;

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

(b) as mutually agreed, provide to MEDINOL, from time to time, such AP23573 Phase 1 Clinical Data to facilitate MEDINOL in meeting its obligations pursuant to Section 3.1.2. MEDINOL shall maintain all such AP23573 Phase 1 Clinical Data in confidence and shall not use or disclose it to any Third Party except as expressly permitted under Section 3.4 of this Agreement.

(c) as soon as practicable following completion of its AP23573 Phase 1 Clinical Trials, provide to MEDINOL a final audited report of all clinical data, including all Adverse Events, obtained from patients enrolled in ARIAD’s AP23573 Phase 1 Clinical Trials. MEDINOL shall maintain the final audited report disclosed to it pursuant to this Section 3.1.1(c) in confidence and shall not use or disclose it to any Third Party except as expressly permitted under Section 3.4 of this Agreement;

(d) take all actions necessary to file and maintain its U.S. DMF with respect to API made using the Registration Process on a timetable to be mutually agreed between ARIAD and MEDINOL;

(e) take all actions necessary, including completion of its ongoing AP23573 Phase 1 Clinical Trials, to file and maintain a European DMF with respect to API made using the Registration Process on a timetable to be mutually agreed between ARIAD and MEDINOL; and

(f) take all actions agreed upon by the Parties and necessary to seek marketing approval for AP23573 in Japan on a timetable to be mutually agreed between ARIAD and MEDINOL.

For purposes of clarity, it is acknowledged that (i) ARIAD’s obligation under this Section 3.1.1 shall be limited to AP23573 as a drug, independent of any Medical Device, and shall not apply to any MEDINOL Licensed Product, and (ii) ARIAD’s obligations under this Section 3.1.1 to use commercially reasonable efforts do not require ARIAD and/or its pharmaceutical partner to continue development, manufacture and regulatory approval efforts with respect to AP23573 if, in ARIAD’s and/or its pharmaceutical partner’s reasonable commercial judgment, it is not in its or their business interest to do so.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

3.1.2 MEDINOL’s Obligations. During the Term, at MEDINOL’s sole expense, MEDINOL shall use commercially reasonable efforts to:

(a) take all actions necessary to develop and manufacture MEDINOL Licensed Product(s) under cGMP and to market (itself or through its Affiliates or W.L. Gore or its Authorized Distributors) such MEDINOL Licensed Product(s) in the United States, European Union and Japan in order to achieve the milestones and cause ARIAD to receive the payments set forth in Section 4.4 as soon as practicable;

(b) initiate First-In-Man Clinical Trials using a MEDINOL Licensed Product on a timetable to be mutually agreed between ARIAD and MEDINOL;

(c) take all actions necessary, including the conduct of necessary clinical trials, to file a PMA for a MEDINOL Licensed Product in the U.S. on a timetable to be mutually agreed between ARIAD and MEDINOL;

(d) take all actions necessary, including the conduct of necessary clinical trials, to file for CE Mark for a MEDINOL Licensed Product in Europe on a timetable to be mutually agreed between ARIAD and MEDINOL; and

(e) take all actions necessary, including the conduct of necessary clinical trials, to seek pricing and marketing approval for MEDINOL Licensed Products in Japan on a timetable to be mutually agreed between ARIAD and MEDINOL.

MEDINOL’s obligations under this Section 3.1.2 do not require MEDINOL to continue development, manufacture clinical development and regulatory work with respect to MEDINOL Licensed Product(s) if, in MEDINOL’s reasonable commercial judgment, it is not in MEDINOL’s business interest to do so.

3.1.3 Compliance with Laws and Regulations. In undertaking its respective obligations pursuant to this Article 3, each of ARIAD and MEDINOL shall comply with all applicable laws, regulations, ordinances and guidelines. Without limiting the generality of the foregoing, with respect to the conduct of clinical trials in humans sponsored by a Party, such Party (and its agents and representatives) shall ensure compliance with, among other things, applicable standards of good clinical practice of the FDA, ICHGCP guidelines and other regulations of the FDA and other Regulatory Authorities governing the performance of such clinical investigations.

3.2 Supply Agreement. Contemporaneously with the execution hereof, ARIAD and MEDINOL shall enter into the Supply Agreement, pursuant to which ARIAD shall supply, and MEDINOL shall purchase, API on the terms and conditions set forth on Exhibit 3.3 attached hereto.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

3.3 Project Committee and Reporting.

3.3.1 Project Committee. Each Party shall designate an appropriate individual to serve as its principal liaison (“Principal Liaison”). A Party’s Principal Liaison shall serve as the principal point of contact for the other Party and shall coordinate and manage the performance of that Party’s obligations under this Agreement. The Principal Liaisons shall function as a Project Committee and shall meet in person or by telephone, at a minimum, on a quarterly basis. For purposes of the Project Committee operations, the parties’ understand and acknowledge that ARIAD’s employees have and can contribute expertise in the area of pharmaceutical product development, testing and commercialization and MEDINOL’s employees have and can contribute expertise in the area of medical device product development, testing and commercialization.

3.3.2 Committee Operations. The Project Committee shall establish procedures for regular quarterly meetings at which it shall: (a) provide summary progress reports and discuss and cooperate to resolve technical and regulatory issues relating to the development and commercialization of MEDINOL Licensed Products encountered by either Party, (b) discuss and help in the development of strategies to commercialize MEDINOL Licensed Products worldwide, (c) provide input for the development plans for each MEDINOL Licensed Product, including, without limitation, assistance with the development of timelines for achievement by each Party of the obligations specified in Sections 3.1.1 and 3.1.2 in order to seek marketing approval for MEDINOL Licensed Products in the United States, the European Union and Japan, and (d) discuss and implement procedures to coordinate and manage each Party’s activities in meeting its respective obligations in Sections 3.1.1 and 3.1.2. In addition to participation in such quarterly meetings, ARIAD shall use reasonable efforts to provide technical and regulatory assistance to MEDINOL, within its area of expertise and solely related to AP23573, to assist MEDINOL to develop, manufacture and obtain Regulatory Approvals to market MEDINOL Licensed Products. Such assistance shall be organized through the Principal Liaisons of ARIAD and MEDINOL who shall act as the principal contacts and project managers for development of MEDINOL Licensed Products in their respective companies. All information shared at Project Committee meetings shall be treated as Confidential Information of the disclosing party and the recipient shall use such information only for purposes expressly permitted under this Agreement. For sake of clarity, it is stressed that no information exchanged under the mutual program or pursuant to this Agreement will be shared by ARIAD with any of the other Exclusive Licensees without the written consent of MEDINOL.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

3.3.3 Regulatory Information. During the Term, the Parties shall share information for clinical and regulatory purposes as follows:

3.3.4 Investigator Safety Letters. Each Party shall promptly (but in no event later than 72 hours before expiration of the earliest deadline to provide notice to clinical investigators pursuant to all relevant guidelines of Regulatory Authorities governing the conduct of clinical trials worldwide) provide a copy of all investigator safety letters generated by it or its Affiliates or licensees in connection with worldwide clinical studies of products containing AP23573 to the Principal Liaison of other Party. Upon receipt thereof, the Party receiving such investigator safety letter shall (i) timely (in accordance with all relevant guidelines of Regulatory Authorities) disseminate or cause to be disseminated such investigator safety letters to each clinical investigator conducting clinical trials in any patient population worldwide with any product containing AP23573 on behalf of it or its Affiliates or licensees, and (ii) within 24 hours thereafter, confirm in writing to the Principal Liaison of the Party disclosing such investigator safety letter that it has complied with its obligation in clause (i) of this sentence.

3.3.5 MEDINOL Data. Subject to applicable laws governing patient confidentiality and to the extent necessary for ARIAD to comply with applicable statutes, laws, regulations, ordinances and guidelines governing Regulatory Approval of AP23573, MEDINOL shall provide to ARIAD: (a) in electronic database format, all safety data (including Adverse Events) from its worldwide clinical trials relating to MEDINOL Licensed Products, (b) copies of all investigator safety letters provided by MEDINOL to its clinical investigators in connection with clinical studies of MEDINOL Licensed Products, and (c) only to the extent reasonably necessary for ARIAD to obtain Regulatory Approval of AP23573, summaries of relevant data generated by MEDINOL in connection with its preclinical studies of any product containing AP23573 (collectively, “MEDINOL Data”). MEDINOL’s Data shall be treated as Confidential Information and ARIAD shall maintain such MEDINOL Data disclosed to it pursuant to this Section 3.4.2 in confidence and shall not use or disclose it to any Third Party other than to disclose, itself or through its agent, such MEDINOL Data, after obtaining assurances that such MEDINOL Data will be afforded confidential treatment by the recipient, to its Exclusive Licensees, pharmaceutical partners or any Regulatory Authority solely as required in order for such recipient to obtain or grant, as the case may be, Regulatory Approval of a product containing AP23573.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

3.3.6 ARIAD Data. Subject to applicable laws governing patient confidentiality and to the extent necessary for MEDINOL to comply with applicable statutes, laws, regulations, ordinances and guidelines governing Regulatory Approval of MEDINOL Licensed Products, ARIAD shall provide MEDINOL (i) the right to cross-reference to all safety data (including Adverse Events) reported to the FDA by ARIAD under its IND to obtain Regulatory Approval for AP23573, (ii) copies of all investigator safety letters provided by ARIAD to its clinical investigators in connection with clinical studies of AP23573, (iii) only to the extent reasonably necessary for MEDINOL to obtain Regulatory Approval of any MEDINOL Licensed Product, summaries of relevant data generated by ARIAD in connection with its preclinical studies of AP23573, and (iv) summary reports of all safety data (including Adverse Events) attributable to the use of AP23573 provided to ARIAD by any party granted a license pursuant to ARIAD’s retained rights in Section 2.1.2 (together with ARIAD’s audited report referred to in Section 3.1.1(b), “ARIAD Data”). ARIAD Data shall be treated as Confidential Information and MEDINOL shall maintain such ARIAD Data disclosed to it pursuant to this Section 3.4.3 in confidence and shall not use or disclose it to any Third Party other than: (i) MEDINOL, itself or through its agent, may provide a cross-reference to ARIAD Data reported to the FDA by ARIAD under its IND or corresponding foreign country filing to obtain Regulatory Approval for AP23573 in any country or may disclose ARIAD Data in a written submission to any such Regulatory Authority, in each case solely as required to obtain Regulatory Approval of MEDINOL Licensed Products in the Licensed Field, but only after obtaining prior written permission from ARIAD to make such disclosure which is conditioned upon MEDINOL obtaining written assurances from the Regulatory Authorities to whom the information is being disclosed that such ARIAD Data will be afforded confidential treatment by such Regulatory Authority, and (ii) MEDINOL, upon prior notice to ARIAD, may verbally disclose ARIAD Data in any teleconference or meeting with any Regulatory Authority, in each case solely as required to obtain Regulatory Approval of MEDINOL Licensed Products in the Licensed Field, but only after obtaining prior written permission from ARIAD which is conditioned upon affording appropriate ARIAD personnel the opportunity participate in each such teleconference or meeting.

3.3.7 MEDINOL Licensed Product Reports. During the Term, in addition to the requirements set forth in Sections 3.4.1 and 3.4.2, MEDINOL shall provide the Project Committee with [***] written reports that summarize MEDINOL’s efforts to develop and commercialize MEDINOL Licensed Products hereunder. In addition, MEDINOL shall provide the Project Committee with prompt written notice of the occurrence of the First Commercial Sale of any MEDINOL Licensed Product in each country in which MEDINOL Licensed Products are introduced. ARIAD acknowledges that all reports provided by MEDINOL pursuant to this Section 3.4.4 are MEDINOL Confidential Information and shall use such information only for purposes expressly permitted under this Agreement.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

3.3.8 ARIAD AP23573 Development Program Reports. During the Term, ARIAD shall provide the Project Committee with [***] written reports that summarize ARIAD’s efforts to obtain regulatory approval for AP23573 in any territory, and its progress in arranging to supply MEDINOL with AP23573 on a timely basis according to this Agreement and the Supply Agreement (in other words, ARIAD’s progress with its manufacturing development program for AP23573). MEDINOL acknowledges that all reports provided by ARIAD pursuant to this Section 3.4.5 are ARIAD Confidential Information and shall use such information only for purposes expressly permitted under this Agreement.

4.	PAYMENTS AND ROYALTIES

4.1 License Fee. As partial consideration for this Agreement, MEDINOL hereby agrees to pay ARIAD, on the Effective Date, a non-refundable, non-creditable upfront fee in the amount of Seven Hundred Fifty Thousand Dollars ($750,000).

4.2 [Intentionally omitted.]

4.3 Payment of Royalties; Royalty Rates. In further consideration of the grant of the license granted under Section 2.1.1, and subject to the other terms of this Agreement (including the remainder of this Section 4), commencing on the date of the First Commercial Sale of each MEDINOL Licensed Product in each country, MEDINOL shall pay to ARIAD royalties on Net Sales of MEDINOL Licensed Products as follows: The royalty rate shall be: (a) with respect to all MEDINOL Licensed Products [***] (i) [****] percent ([***]%) of Net Sales for the [***] units of any such MEDINOL Licensed Products sold in each calendar year, and (ii) [****] percent ([***]%) of Net Sales for [***] of any such MEDINOL Licensed Product sold in each calendar year, and (b) with respect to all MEDINOL Licensed Products [***]: (i) [***] percent ([***]%) of Net Sales for the first [***] units of any such MEDINOL Licensed Products sold in each calendar year, and (ii) [***] percent ([***]%) of Net Sales for [***] of any such MEDINOL Licensed Product sold in each calendar year. In the event that, in any calendar quarter, MEDINOL actually makes payments of Excess API Cost to purchase API from a Third Party Approved Manufacturer to make or have MEDINOL Licensed Products, then MEDINOL shall have the right to reduce royalties otherwise due ARIAD pursuant to this Section 4.3, but only over the next [***] ([***]) consecutive quarters following the calendar quarter in which such payment of Excess API Cost is made by MEDINOL, by up to [***] percent ([***]%) of such Excess API Cost. Notwithstanding the foregoing,

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

reductions for payments of Excess API Cost pursuant to this Section 4.3 shall in no event reduce the royalty due ARIAD in any calendar quarter to less than [***] percent ([***]%) of Net Sales of MEDINOL Licensed Products. The Royalty Payments shall be due and payable (a) for Patented MEDINOL Licensed Products until the expiration or termination of the last Valid Claim within the Licensed Patent Rights in both the country where the MEDINOL Licensed Product is manufactured and the country where the MEDINOL Licensed Product is sold and (b) for Unpatented MEDINOL Licensed Products until [***] ([***]) years from the date of first commercial sale of the Unpatented MEDINOL Licensed Product in each country, as determined on a country-by-country and MEDINOL Licensed Product-by-MEDINOL Licensed Product basis. For the avoidance of doubt, clause (b) shall be applicable to Patented MEDINOL Licensed Products which become Unpatented MEDINOL Licensed Product as a result of the expiration of patents for the remainder of the [***] ([***]) year period.

4.4 Milestone Payments.

4.4.1 Payment. In further consideration of the licenses granted under Section 2.1.1, and subject to the other terms and conditions of this Agreement, MEDINOL shall make the non-refundable, non-creditable payments set forth in the table below to ARIAD within thirty (30) days of the first achievement of each of the following events by MEDINOL or its Affiliates or partners with respect to (i) a MEDINOL Licensed Product [***], and (ii) each MEDINOL Licensed Product. [***]. For purposes of clarity, it is expressly agreed that these milestone payments will be payable only once for all MEDINOL Licensed Products [***] when the first MEDINOL Licensed Product [***] reaches each milestone. MEDINOL Licensed Products [***], which will trigger separate milestone payments hereunder, means another [***].

Milestone Number	Milestone	Milestone Payment
1	Initiation of [***]	$	[***	]
2	Initiation of [***]	$	[***	]
3	Submission of an IDE for MEDINOL Licensed Product in the U.S.	$	[***	]
4	Completion of [***]	$	[***	]
5	Granting of [***]	$	[***	]
6	Filing of [***]	$	[***	]
7	Granting of [***]	$	[***	]
8	Granting of [***]	$	[***	]
9	[***]	$	[***	]
10	[***]	$	[***	]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

4.4.2 Determination that Payments are Due. MEDINOL shall provide ARIAD with prompt written notice upon its achievement of each of the milestones set forth in Section 4.4.1. In the event that ARIAD believes any milestone payment is due in spite of not having received notice from MEDINOL, it shall so notify MEDINOL and shall provide to MEDINOL the data and information reasonably supporting its belief that the conditions for payment have been achieved. If MEDINOL does not provide reasonable evidence that such milestone has not been achieved within forty five (45) days of receipt of the data and information from ARIAD, the conditions for such milestone payment under Section 4.4.1 shall be deemed to have been achieved.

4.5 Payment Terms.

4.5.1 Payment of Royalties and Milestones. Except as otherwise provided herein, MEDINOL shall make any milestone, license or royalty payments owed to ARIAD hereunder, in arrears, within sixty (60) days following the end of each calendar quarter in which such payment accrues. For purposes of determining when a sale of any MEDINOL Licensed Product occurs under this Agreement, royalties shall accrue on the date of the [payment on] invoice to the purchaser of the MEDINOL Licensed Product. Each royalty payment shall be accompanied by a report for each country in which sales of MEDINOL Licensed Products occurred, and for which a royalty payment is due, in the calendar quarter covered by such statement, specifying: (i) the gross sales (if available) and Net Sales in each country’s currency; (ii) the applicable royalty rate under this Agreement; (iii) the royalties payable in US Dollars, including an accounting of deductions taken in the calculation of Net Sales; (iv) the applicable exchange rate used to convert from each country’s currency to United States Dollars under this Section 4.5. In no event shall more than one royalty be due ARIAD for any unit of MEDINOL Licensed Product sold by MEDINOL and/or its Affiliates or W.L. Gore, Authorized Distributors or other sellers or distributors of MEDINOL Licensed Products hereunder.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

4.5.2 Overdue Royalties. Subject to the other terms of this Agreement, royalties not paid within the time period set forth in this Article 4 shall bear interest at a rate of the lesser of either the maximum legally allowable interest rate or [***] percent ([***]%) per month, from the due date until paid in full.

4.5.3 Accounting. All payments hereunder shall be made in the United States in United States Dollars. Conversion of foreign currency to U.S. dollars shall be made at the conversion rate existing in the United States (as reported in The Wall Street Journal, Eastern Edition, for purchasing United States Dollars) on the last business day of the applicable calendar quarter in which the Net Sales took place. If The Wall Street Journal ceases to be published, then the rate of exchange to be used shall be that reported in such other business publication of national circulation in the United States as the Parties reasonably agree. Each Party shall deduct any taxes which the Party is obligated to pay and/or withhold in its country on the payments due under this Agreement and pay them to the proper authorities as required by applicable laws. Therefore, it is agreed and understood that any amount to be paid under the terms of this Agreement is net of any such tax, but the calculation of royalty according to Section 4.3 and milestone payments according to Section 4.4 is calculated as the gross payment. Each Party shall maintain official receipts of payment of any such taxes and forward these receipts to the other Party within sixty (60) days of such payment and shall provide reasonable assistance to the other Party in obtaining any legally due credit or refund of such taxes.

4.5.4 Tax Withholding; Restrictions on Payment. All payments hereunder shall be made free and clear of any taxes, duties, levies, fees or charges, except for withholding taxes as set forth in Section 4.5.3. If by law, regulations or fiscal policy of a particular country, remittance of royalties in United States Dollars is restricted or forbidden, written notice thereof shall promptly be given to ARIAD, and payment of the royalty shall be made by the deposit thereof in local currency to the credit of ARIAD in a recognized banking institution reasonably designated by ARIAD by written notice to MEDINOL. When, in any country, the law or regulations prohibit both the transmittal and the deposit of royalties on sales in such country, royalty payments shall be made in U.S. Dollars from the United States for as long as such prohibition is in effect.

4.6 Records Retention; Review.

4.6.1 Royalty Record Retention. Commencing as of the date of First Commercial Sale of the first MEDINOL Licensed Product, MEDINOL, W.L. Gore, the Authorized Distributors and their Affiliates shall retain, for a minimum of three (3) years from the end of the calendar year to which they pertain, complete and accurate

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

records of sales by MEDINOL, W.L. Gore, the Authorized Distributors or their Affiliates, as the case may be, of each MEDINOL Licensed Product in sufficient detail to allow the accuracy of the payments hereunder to be confirmed.

4.6.2 Review of Royalty Records. Subject to the other terms of this Section 4.6.2, upon thirty (30) days’ prior written request from ARIAD no more frequently than once each calendar year, at ARIAD’s expense (except as provided in this Section 4.6.2 below), MEDINOL shall permit an independent certified public accountant reasonably selected by ARIAD and reasonably acceptable to MEDINOL to inspect (during regular business hours) the relevant records required to be maintained by MEDINOL under this Section 4.6. In every case, the accountant must have previously entered into a confidentiality agreement with both Parties substantially similar to the provisions of Section 5 and limiting the disclosure and use of such information by such accountant to authorized representatives of the Parties and the purposes germane to this Section 4.6. Results of any such review shall be binding on both Parties, absent manifest error. Each Party agrees to treat the results of any such accountant’s review of the other Party’s records under this Section 4.6 as Confidential Information of the other Party subject to the terms of Section 5. If any review reveals a deficiency in the calculation of royalties resulting from any underpayment by MEDINOL, MEDINOL shall promptly pay ARIAD the amount remaining to be paid, and if such underpayment is by [****] percent ([***]%) or more, MEDINOL shall pay the reasonable out-of-pocket costs and expenses of the review.

4.6.3 Affiliates and Distributors. MEDINOL shall cause W.L. Gore and all Authorized Distributors of MEDINOL Licensed Products and their Affiliates to retain records relating to MEDINOL Licensed Products and permit ARIAD to inspect such records in the same manner as set forth in this Section 4.6.

5.	TREATMENT OF CONFIDENTIAL INFORMATION

5.1 Confidential Obligations.

5.1.1 Each Party shall be deemed the owner of all right, title and interest, including all intellectual property rights, in and to the Confidential Information of that Party. ARIAD and MEDINOL each agree that, during the Term and thereafter, it shall (a) keep confidential, and shall cause all of its officers, employees, consultants, Third Party contractors and licensees and the officers, employees, consultants, Third Party contractors and licensees of its Affiliates to keep confidential, all Confidential Information of the other Party, and (b) use, and shall cause all of its officers, employees, consultants, Third Party contractors and licensees and the officers, employees, consultants, Third Party contractors and licensees of its Affiliates to use, all Confidential

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

Information of the other Party solely for purposes expressly permitted under this Agreement. Each Party shall take such action, and shall cause its Affiliates to take such action, to preserve the confidentiality of each other’s Confidential Information as it would customarily take to preserve the confidentiality of its own Confidential Information, but no less than reasonable action.

5.1.2 ARIAD and MEDINOL each agree that any disclosure of the other Party’s Confidential Information to any officer, employee, consultant, Third Party contractor or licensee of the other Party or any of its Affiliates (or W.L. Gore or an Authorized Distributor in the case of MEDINOL) shall be made only to the extent necessary to perform its obligations or exercise its rights under this Agreement, shall be limited to the maximum extent possible consistent with such obligations or rights and shall only be made to persons who are bound by written confidentiality obligations to maintain the confidentiality thereof and not to use such Confidential Information except as expressly permitted by this Agreement. MEDINOL shall maintain all Confidential Information of ARIAD comprising the structure of AP23573, all CMC Data and other chemistry data in a secure file with access limited to MEDINOL’s regulatory personnel (and shall maintain a log tracking personnel access to such data). Without limiting the generality of the foregoing, MEDINOL shall cause W.L. Gore and each Authorized Distributor to execute a written Confidentiality Agreement with ARIAD in form and substance satisfactory to ARIAD. MEDINOL hereby guarantees full and complete compliance by W.L. Gore and each Authorized Distributor with the terms of such Confidentiality Agreement and shall be liable for any breach thereof by W.L. Gore, any Authorized Distributor or any person or entity receiving Confidential Information of ARIAD directly or indirectly from W.L. Gore.

5.1.3 Notwithstanding the provisions of Section 5.1.2, ARIAD and MEDINOL agree not to disclose or transfer the other Party’s Confidential Information to any Third Parties under any circumstances without the prior written approval from the other Party (such approval not to be unreasonably withheld), except (i) filing and prosecuting patent applications and maintaining patents which are filed in accordance with Article 6 of this Agreement, except that MEDINOL may not disclose the chemical structure of AP23573 or descriptive information sufficient to determine the chemical structure of AP23573 in connection therewith without ARIAD’s prior written consent, (ii) filing, prosecuting or defending litigation in accordance with the provisions of Article 6, except that MEDINOL may not voluntarily disclose the chemical structure of AP23573 or descriptive information sufficient to determine the chemical structure of AP23573 in connection therewith without ARIAD’s prior written consent, or (iii) as required to obtain Regulatory Approval to market or sell AP23573 and MEDINOL Licensed Products, (iv) as reasonably necessary to obtain the services of any Third Party

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

contractor in connection with the preclinical or clinical development of MEDINOL Licensed Products, except that MEDINOL may not disclose the chemical structure of AP23573 without ARIAD’s prior written consent, (v) as permitted in the Supply Agreement, or (vi) complying with court orders; provided, however, that if a Party is required to make any such disclosure of the other Party’s Confidential Information pursuant to any court order or discovery request, it will give reasonable advance notice to the other Party of such disclosure requirement and will use reasonable efforts to assist such other Party in efforts to limit disclosure of such information to the maximum extent possible and to secure confidential treatment of such information required to be disclosed.

5.1.4 Each Party, upon the request of the other Party, will return or destroy all the Confidential Information disclosed or transferred to it by the other Party pursuant to this Agreement, including all copies and extracts of documents and all manifestations in whatever form, upon termination or expiration of this Agreement; provided however, that one (1) copy of such Confidential Information may be retained in a secure location solely for the purpose of establishing compliance with this Agreement and/or if required by law or regulation.

5.1.5 The Parties acknowledge and agree that any breach or threatened breach of the Article 5 will result in irreparable harm to the Party whose Confidential Information is subject to such breach or threatened breach, for which remedies at law will not be adequate. Each Party, as a disclosing Party, shall therefore be entitled to seek injunctive relief in any court of competent jurisdiction in addition to any other remedy at law or in equity in the event of a breach or threatened breach of this Article.

5.2 Publication. Notwithstanding the confidentiality obligations set forth in this Section 5, MEDINOL and its Affiliates and academic collaborators shall have the right to publish (solely in recognized, peer-reviewed scientific journals) or present the results of its clinical studies. In order to balance this right with ARIAD’s proprietary interests, MEDINOL will submit for ARIAD’s review manuscripts or other material intended for publication, abstracts, posters and other disclosures (“Proposed Disclosures”) at least thirty (30) days prior to the date of submission for publication or other disclosure. ARIAD will complete its review within thirty (30) days of receipt of the Proposed Disclosure. Prior to such publication or other disclosure, ARIAD shall have the right to review and to request that MEDINOL delete any reference to ARIAD Confidential Information (excluding the results of MEDINOL’s clinical studies). If not delayed pursuant to the preceding sentence, at the end of the 30-day period, MEDINOL will have the right to publish or present the disclosure as amended by ARIAD.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

5.3 Publicity. Neither Party may publicly disclose the existence or terms or any other matter of fact regarding this Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed; provided, however, that either Party may make such a disclosure (a) to the extent required by law or by the requirements of any nationally recognized securities exchange, quotation system or over-the-counter market on which such Party has its securities listed or traded or intends to be listed or traded, or (b) to any professional advisors, potential acquirers, investors, prospective investors, lenders and other potential financing sources who are obligated to keep such information confidential. In the event that such disclosure is required as aforesaid in clause (a), the disclosing Party shall make reasonable efforts to provide the other Party with notice beforehand and to coordinate with the other Party with respect to the wording and timing of any such disclosure. The Parties shall mutually agree to the form and timing of a press release with respect to this transaction. Once such press release or any other written statement is approved for disclosure by both Parties, either Party may make subsequent public disclosure of the contents of such statement without the further approval of the other Party.

5.4 Use of Name. Neither Party shall employ or use the name of the other Party in any promotional materials or advertising without the prior express written permission of the other Party.

5.5 Trademark. MEDINOL shall have the right to market the MEDINOL Licensed Products under trademarks selected by MEDINOL. Any commercial use of AP23573 in MEDINOL’s Licensed Products must reflect ARIAD’s then current product mark and description.

6.	PROVISIONS CONCERNING THE FILING, PROSECUTION AND MAINTENANCE OF PATENT RIGHTS; OWNERSHIP OF INVENTIONS

6.1 Patent Filing, Prosecution and Maintenance. Subject to the other terms of this Section 6.1, ARIAD shall be responsible for preparing, filing, prosecuting, obtaining and maintaining, at its sole cost, expense and discretion, and acting through patent attorneys or agents of its choice, all Licensed Patent Rights in each of the countries listed on Exhibit 6.1. MEDINOL represents that the countries listed on Exhibit 6.1 comprise all of the markets wherein MEDINOL intends to market and sell MEDINOL Licensed Products as of the Effective Date. ARIAD (i) will provide MEDINOL with a copy of pending claims of the Licensed Patent Rights that are relevant to the Licensed Field, and (ii) will keep MEDINOL reasonably informed of the issuance or abandonment of such claims.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

6.2 Notice of Infringement. If, during the License Term, either Party learns of any actual, alleged or threatened infringement by a Third Party of any Licensed Patent Rights in the Licensed Field under this Agreement, such Party shall promptly notify the other Party and shall, to the extent it may lawfully do so, provide such other Party with available evidence of such infringement.

6.3 Infringement of Patent Rights. ARIAD shall have the right (but not the obligation), at its own expense and with legal counsel of its own choice, to bring suit (or take other appropriate legal action) against any actual, alleged or threatened infringement of the Licensed Patent Rights in the Licensed Field. MEDINOL shall have the right, at its own expense, to be represented in any such action by counsel of MEDINOL’s own choice; provided, however, that under no circumstances shall the foregoing affect the right of ARIAD to control the suit as described in the first sentence of this Section 6.3. If ARIAD brings any such action or proceeding hereunder (i) MEDINOL agrees to be joined as party plaintiff if necessary to prosecute such action or proceeding, and (ii) at ARIAD’s expense, MEDINOL shall give ARIAD reasonable assistance and authority to file and prosecute the suit, and (iii) ARIAD shall be permitted to settle any such suit without the prior consent of MEDINOL. For the avoidance of doubt, it is hereby expressly agreed that MEDINOL shall have the sole right (but not the obligation) to take any action in respect of any actual, alleged or threatened infringement of MEDINOL Patent Rights.

6.4 Ownership of Inventions.

6.4.1 Background IP. Subject to the rights and licenses expressly granted herein, each Party shall retain all right, title and interest in and to all inventions, discoveries and other intellectual property rights owned or controlled by a Party, or which such Party otherwise has a right to use, prior to the Effective Date.

6.4.2 Sole Inventions.

(a) Subject to the rights and licenses expressly granted herein, all right, title and interest in and to all inventions, discoveries and other intellectual property rights therein conceived or invented solely by personnel of a Party without use of the Confidential Information or proprietary materials of the other Party in connection with the performance of such Party’s rights and obligations hereunder shall be owned solely by such Party (collectively, “Sole IP”).

(b) MEDINOL shall solely own all right, title and interest in patent claims filed by MEDINOL after the Effective Date which: (i) comprise inventions conceived or invented solely by personnel of MEDINOL after the Effective Date using

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

the Confidential Information of ARIAD as permitted by this Agreement, and (ii) include the limitation of a Medical Device, and (iii) comprise a Medical Device, a method of using a Medical Device in the Licensed Field or a method of treatment using a Medical Device in the Licensed Field (collectively, “MEDINOL Sole IP”).

(c) ARIAD shall solely own all right, title and interest in patent claims filed by ARIAD after the Effective Date which: (i) comprise inventions conceived or invented solely by personnel of ARIAD after the Effective Date using the Confidential Information of MEDINOL as permitted by this Agreement, and (ii) do not include the limitation of a Medical Device, and (iii) comprise the composition of matter of a rapamycin analog, the use of a rapamycin analog or methods of treatment using a rapamycin analog (collectively, “ARIAD Sole IP”).

6.4.3 Joint Inventions. Except as otherwise set forth in this Section 6.4, all right, title and interest in and to all inventions, discoveries and other intellectual property rights therein conceived or invented jointly by personnel of ARIAD and MEDINOL or solely by personnel of a Party using the Confidential Information or proprietary materials of the other Party in connection with the performance of such Party’ rights and obligations hereunder shall be jointly owned by ARIAD and MEDINOL (collectively, “Joint IP”). Except as expressly provided in this Agreement, it is understood that neither Party shall have any obligation to account to the other for profits, or to obtain any approval of the other Party to license or exploit Joint IP, by reason of joint ownership thereof.

6.4.4 Assignments. The Parties hereby agree to execute and deliver any and all documents, including without limitation, any agreements relating to the assignment of ownership rights, as the other Party may reasonably request to give effect to the allocation of ownership rights set forth in this Section 6.4.

6.4.5 Licenses.

(a) MEDINOL hereby grants to ARIAD a non-exclusive, royalty-free, fully paid up, sublicensable license under its interest in Joint IP to develop, have developed, make, have made, use, have used, sell, have sold, offer to sell, import, have imported, export, have exported, distribute, market and promote products for sale and use outside the Licensed Field (and, to the extent ARIAD retains rights in the Licensed Field pursuant to Section 2.1.1(b), also in the Licensed Field). Further, in the event that MEDINOL files any patent application which discloses the chemical structure of AP23573 or any analog of AP23573 or descriptive information sufficient to determine the chemical structure of AP23573 or any analog of AP23573 (“AP23573 Claims”), MEDINOL shall grant to ARIAD a non-exclusive, royalty-free, fully paid up,

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

sublicensable license under its interest in AP23573 Claims (whether or not such claims constitute MEDINOL Sole IP or Joint IP) to develop, have developed, make, have made, use, have used, sell, have sold, offer to sell, import, have imported, export, have exported, distribute, market and promote products.

(b) ARIAD hereby grants to MEDINOL a non-exclusive, royalty-free, fully paid up, sublicensable license under its interest in ARIAD Sole IP and Joint IP to develop, have developed, make, have made, use, have used, sell, have sold, offer to sell, import, have imported, export, have exported, distribute, market and promote MEDINOL License Products for sale and use in the Licensed Field.

7.	REPRESENTATIONS AND WARRANTIES

7.1 ARIAD Representations. ARIAD represents and warrants to MEDINOL that:

7.1.1 The execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all appropriate ARIAD corporate action.

7.1.2 This Agreement is a legal and valid obligation binding upon ARIAD and enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by ARIAD does not conflict with any agreement, instrument or understanding to which ARIAD is a party or by which it is bound.

7.1.3 ARIAD is the owner of, or has sufficient rights to, all of the Licensed Patent Rights and the Licensed Technology to grant to MEDINOL the licenses granted under Section 2.1.1. All Licensed Patent Rights are in full force and effect and free of all liens, charges, encumbrances and security interests except those placed or granted in the ordinary course of business. As of the Effective Date, to the best knowledge of ARIAD, there are no actions or claims threatened (in writing) or pending against ARIAD or its Affiliates in any court with respect to the Licensed Patent Rights and the Licensed Technology.

7.1.4 As of the Effective Date, ARIAD intends to develop, make or have made and supply AP23573 in accordance with this Agreement and the Supply Agreement.

7.2 MEDINOL Representations. MEDINOL represents and warrants to ARIAD that:

7.2.1 The execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all appropriate MEDINOL corporate action.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

7.2.2 This Agreement is a legal and valid obligation binding upon MEDINOL and enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by MEDINOL does not conflict with any agreement, instrument or understanding to which MEDINOL is a party of or by which it is bound. MEDINOL further represents and warrants that it has no knowledge of any information that would affect the validity of the Licensed Patent Rights.

7.2.3 As of the Effective Date, there are no actions or claims threatened (in writing) or pending against MEDINOL or its Affiliates in any court with respect to MEDINOL Licensed Products, except as set forth in Schedule 7.2.3.

7.2.4 As of the Effective Date, MEDINOL intends to develop manufacture, market and sell MEDINOL Licensed Products in accordance with this Agreement and the Supply Agreement.

7.3 No Warranties.

7.3.1 Nothing in this Agreement is or shall be construed as: (a) a warranty or representation by either Party as to the validity or scope of any patent application or patent licensed hereunder; or (b) a warranty or representation that anything made, used, sold or otherwise disposed of under any license granted pursuant to this Agreement is or will be free from infringement of patents, copyrights, and other rights of Third Parties.

7.3.2 EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO ANY TECHNOLOGY, GOODS, SERVICES, RIGHTS OR OTHER SUBJECT MATTER OF THIS AGREEMENT AND HEREBY DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR OF NON-INFRINGEMENT OF ANY PATENT, COPYRIGHT, TRADEMARK, OR OTHER RIGHTS OF THIRD PARTIES, OR ANY OTHER EXPRESS OR IMPLIED WARRANTIES.

7.3.3 IN NO EVENT SHALL EITHER PARTY BE LIABLE UNDER OR AS A RESULT OF THIS AGREEMENT FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL, TREBLE, PUNITIVE, EXEMPLARY

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

OR OTHER SIMILAR TYPES OF DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS OR BUSINESS OPPORTUNITY, INCURRED BY THE OTHER PARTY, WHETHER IN CONTRACT OR TORT OR BASED ON A WARRANTY, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

8.	INDEMNIFICATION AND INSURANCE

8.1 Indemnification.

8.1.1 MEDINOL Indemnity. MEDINOL shall at all times, during and after the Term, indemnify, defend and hold harmless ARIAD, its Affiliates and their respective directors, officers, employees, stockholders and agents and their respective successors, heirs and assigns (the “ARIAD Indemnitees”) from and against any liability, damage, loss or expense (including reasonable attorneys’ fees and expenses of litigation) incurred by or imposed upon such ARIAD Indemnitees, or any of them, in connection with any Third Party claims, suits, actions, demands or judgments, including, without limitation, personal injury and product liability matters, to the extent arising out of (i) any actions or omissions of MEDINOL and its Affiliates in the development, testing, production, manufacture, supply, promotion, import, sale or use by any person of any MEDINOL Licensed Product (or any component thereof) manufactured or sold by MEDINOL or any Affiliate under this Agreement, (ii) infringement of the intellectual property rights of any Third Party through the manufacture, use or sale of MEDINOL Licensed Products, except to the extent such infringement relates to the manufacture, sale, or use of AP23573 generally, and not to its delivery by a MEDINOL Licensed Product, (iii) any material breach of this Agreement by MEDINOL, or (iv) gross negligence or willful misconduct on the part of MEDINOL or any of its directors, officers and employees.

8.1.2 Indemnification Procedures. In the event that any Indemnitee is seeking indemnification under Section 8.1 above from a Party (the “Indemnifying Party”), the other Party shall notify the Indemnifying Party of such claim with respect to such Indemnitee as soon as reasonably practicable after the Indemnitee receives notice of the claim, and the Party (on behalf of itself and such Indemnitee) shall permit the Indemnifying Party to assume direction and control of the defense of the claim (including the right to settle the claim solely for monetary consideration) and shall cooperate as requested (at the expense of the Indemnifying

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

Party) in the defense of the claim; provided, however, that the Indemnifying Party shall not agree to any settlement that adversely impacts the Indemnitee without first seeking and receiving the Indemnitee’s prior written consent. The indemnification obligations under Article 8 shall not apply to amounts paid in settlement of any claim, demand, action or other proceeding if such settlement is effected without the consent of the Indemnifying Party, which consent shall not be withheld or delayed unreasonably. The Indemnitee, its employees and agents, shall reasonably cooperate with the Indemnifying Party and its legal representatives in the investigation of any claim, demand, action or other proceeding covered by Section 8.1.

8.2 Insurance.

8.2.1 ARIAD. During the Term and for [***] ([***]) years thereafter, ARIAD shall have and maintain in effect, at ARIAD’s sole cost, the following insurance relating to ARIAD’s performance hereunder: (a) commercial general liability Insurance for each occurrence of bodily injury and property damage, in an amount of not less than [***] Dollars ($[***]), and (b) product liability insurance in an amount of not less than [***] Dollars ($[***]).

8.2.2 MEDINOL. During the Term and for [****] ([***]) years thereafter, MEDINOL shall have and maintain in effect, at MEDINOL’s sole cost, the following insurance relating to MEDINOL’s performance hereunder: (a) commercial general liability insurance for each occurrence of bodily injury and property damage, in an amount of not less than [***] Dollars ($[***]), and (b) product liability insurance in an amount of not less than [***] Dollars ($[***]).

8.2.3 Scope. The insurance required by this Section 8.3 shall cover all performance under this Agreement by the applicable Party and its agents, officers, directors, employees, and representatives.

8.2.4 Additional Insured. ARIAD shall have MEDINOL named as additional insured under the above insurance policy obtained by ARIAD. MEDINOL shall have ARIAD named as additional insured under the above insurance policy obtained by MEDINOL. Such additional insured status shall be procured and evidenced by an additional insured endorsement on the policy and certificate of insurance.

8.2.5 Certificates and Endorsements. Each Party shall furnish valid certificates of insurance and endorsements to the other Party evidencing that the first Party has obtained insurance coverage required under this Section 8.3.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

9.	TERM AND TERMINATION

9.1 Term; Expiration. The “Term” of this Agreement shall commence on the Effective Date and unless earlier terminated in accordance with this Article 9 shall expire upon the later to occur of (i) the expiration of the final royalty payment obligation under Section 4.3.1 above, or (ii) fifteen (15) years after the First Commercial Sale of a MEDINOL Licensed Product. Upon the expiration of the Term, MEDINOL shall have a fully paid-up, irrevocable license under the Licensed Patent Rights and Licensed Technology, to develop, use, make, have made, import, have imported, export, have exported, sell, have sold, offer to sell, distribute, market and promote MEDINOL Licensed Products, for any and all uses within the Licensed Field; and ARIAD shall provide to MEDINOL such Confidential Information of ARIAD as may be reasonably necessary, but that is not in MEDINOL’s possession as of the expiration of the Term, for MEDINOL to make or have made MEDINOL Licensed Products. MEDINOL acknowledges that all such Confidential Information provided by ARIAD pursuant to this Section 9.1 is ARIAD Confidential Information and shall continue to be subject to the provisions of Article 5 following expiration of the Term.

9.2 Termination for Breach. In addition to any other remedies available by law or in equity, this Agreement may be terminated by either Party upon any material breach by the other Party of any obligation of this Agreement or the Supply Agreement, such termination to be effective thirty (30) days, in the case of non-payment of any amount due, ninety (90) days, in the case of any other curable material breach, and immediately, in the case of any non-curable material breach, after receipt by the breaching Party of written notice of termination from the non-breaching Party describing such material breach of this Agreement and/or the Supply Agreement in reasonable detail. Notwithstanding the foregoing, if such default or breach is curable and is cured or remedied or shown to be non-existent within the aforesaid 30-day or 90-day, as the case may be, period (the “Cure Period”), the notice of termination shall be automatically withdrawn and of no legal force and effect; provided, that such Cure Period shall be shortened, as appropriate, if such breach or default must be cured within non-extendible time limits set forth by governmental entities (e.g., Regulatory Authorities, patent office, etc.). Any termination based upon notice of termination describing a curable material breach shall be stayed, and the Cure Period tolled, in the event that, during any Cure Period, the Party alleged to have materially breached this Agreement shall have initiated dispute resolution in accordance with Section 10.2 with respect to the alleged default, which stay and tolling shall last until a final arbitral award is made.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

9.3 Termination for Bankruptcy. In the event that either Party files for protection under bankruptcy laws, makes an assignment for the benefit of creditors, appoints or suffers appointment of a receiver or trustee over its property, files a petition under any bankruptcy or insolvency act or has any such petition filed against it which is not discharged within sixty (60) days of the filing thereof, then the other Party may terminate this Agreement effective immediately upon written notice to such Party.

9.4 Termination Without Cause.

9.4.1 MEDINOL may terminate this Agreement upon thirty days’ prior written notice to ARIAD: (i) if MEDINOL reasonably concludes that no MEDINOL Licensed Product will be safe for use in man, [***]

9.4.2 ARIAD may terminate this Agreement upon thirty days’ prior written notice to MEDINOL pursuant to Section 3.1.1.

9.5 Effects of Termination. Upon termination of this Agreement under Section 9.2, 9.3 or 9.4 and subject to Section 5.1.4, as of the effective date of any such termination:

9.5.1 Termination by Reason of Material Breach or under Section 9.4. In the event of a termination of this Agreement for material breach by either Party (other than by reason of a breach by ARIAD described in Section 9.5.2), or termination of this Agreement by MEDINOL pursuant to Section 9.4.1 above, all relevant licenses and sublicenses granted by ARIAD to MEDINOL hereunder, ARIAD’S covenants to MEDINOL in Article 2 and the Parties’ future obligations under Article 3 and Sections 4.1 through 4.4, shall terminate automatically and MEDINOL shall not be liable to make any further payments to ARIAD under this Agreement (other than payments accrued before the date of termination). Notwithstanding the foregoing, MEDINOL and its Affiliates shall have the right to sell or otherwise dispose of all MEDINOL Licensed Products then on hand, with royalties to be paid to ARIAD on all Net Sales of such MEDINOL Licensed Products as provided for in this Agreement.

9.5.2 Termination by Reason of ARIAD’s Material Breach of Supply Agreement. In the event of a termination of this Agreement for breach by ARIAD of the Supply Agreement or termination of this Agreement by ARIAD pursuant to Section 9.4.2 above at any time following the earlier of initiation by MEDINOL of a Pivotal Clinical Trial in the United States or the First Commercial Sale by MEDINOL of a MEDINOL Licensed Product in any country: (a) all relevant licenses and sublicenses

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

granted by ARIAD to MEDINOL hereunder shall remain in full force and effect, (b) the Parties future obligations under Article 3 shall automatically terminate, (c) MEDINOL shall have the right (i) without further consent required by ARIAD, to access and refer to any and all filings made by ARIAD with Regulatory Authorities and FDA solely in furtherance of MEDINOL’s interest in developing and commercializing MEDINOL Licensed Product; and (ii) to disclose to its Third Party manufacturers (with ARIAD providing introductions to appropriate Third Party manufacturers to MEDINOL at MEDINOL’s request upon any termination under this Section 9.5.2) under a confidentiality agreement containing provisions no less stringent that those set forth in Article 5 such information as is necessary to establish an alternate supply of AP23573 for use in MEDINOL Licensed Products, (d) all of MEDINOL’s obligations pursuant to Section 3.6 shall survive such termination, and (e) MEDINOL and its Affiliates shall have the right to develop, market and sell MEDINOL Licensed Products, with royalties to be paid to ARIAD on all Net Sales of such MEDINOL Licensed Products as provided for in this Agreement.

9.6 Remedies. Except as otherwise expressly set forth in this Agreement, the termination provisions of this Section 9 are in addition to any other relief and remedies available to either Party at law or equity; provided, however, that in no event will MEDINOL be required to pay any amount beyond those payments by MEDINOL pursuant to this Agreement that accrued prior to the date of termination.

9.7 Surviving Provisions. Notwithstanding any provision herein to the contrary, the rights and obligations of the Parties set forth in Article 4 (except Section 4.4), 5, 8, 10 and 11, and Sections 1.10, 2.1.2, 6.3, 6.4 and 9.4 shall survive the expiration or termination of the Term. Without limiting the generality of the foregoing, MEDINOL shall have no obligation to make any milestone payment to ARIAD that has not accrued prior to the effective date of any termination of this Agreement, but shall remain liable for all such payment obligations accruing prior to the effective date of such termination.

10.	DISPUTES

10.1 The Parties recognize that a bona fide dispute as to certain matters may from time to time arise during the term of this Agreement which relates to either Party’s rights and/or obligations hereunder. In the event of the occurrence of such a dispute, either Party may, by written notice to the other Party, have such dispute referred to their respective senior officials designated below or their successors, for attempted resolution by good faith negotiations within thirty (30) days after such notice is received. Said designated senior officials are as follows:

For MEDINOL:	Chief Executive Officer

For ARIAD:	Chief Executive Officer

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

In the event the designated senior officials are not able to resolve such dispute within the thirty (30) day period, either Party may invoke the provisions of Section 10.2.

10.2 Any dispute, controversy or claim initiated by either Party arising out of, resulting from or relating to this Agreement, or the performance by either Party of its obligations under this Agreement (other than bona fide Third Party actions or proceedings filed or instituted in an action or proceeding by a Third Party against a Party), whether before or after termination of this Agreement, shall be finally resolved by binding arbitration. Whenever a Party shall decide to institute arbitration proceedings, it shall give written notice to that effect to the other Party. Any such arbitration shall be conducted under the Commercial Arbitration Rules of the American Arbitration Association by a panel of three arbitrators appointed in accordance with such rules. Any such arbitration shall be held in Boston, Massachusetts. The method and manner of discovery in any such arbitration proceeding shall be governed by the Federal Rules of Civil Procedure and the local rules of the District Court for the District of Massachusetts. The arbitrators shall have the authority to grant injunctions and/or specific performance and to allocate between the Parties the costs of arbitration in such equitable manner as they determine. Judgment upon the award so rendered may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of any award and an order of enforcement, as the case may be. In no event shall a demand for arbitration be made after the date when institution of a legal or equitable proceeding based upon such claim, dispute or other matter in question would be barred by the applicable statute of limitations. Notwithstanding the foregoing, either Party shall have the right, without waiving any right or remedy available to such Party under this Agreement or otherwise, to seek and obtain from any court of competent jurisdiction any interim or provisional relief that is necessary or desirable to protect the rights or property of such Party, pending the selection of the arbitrators hereunder or pending the arbitrators’ determination of any dispute, controversy or claim hereunder.

11.	MISCELLANEOUS

11.1 Notification. All notices, requests and other communications hereunder shall be in writing, shall be addressed to the receiving Party’s address set forth below or to such other address as a Party may designate by notice hereunder, and shall be either: (i) delivered by hand, (ii) made by facsimile transmission (to be

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

followed with written fax confirmation), (iii) sent by private courier service providing evidence of receipt, or (iv) sent by registered or certified mail, return receipt requested, postage prepaid. The addresses and other contact information for the Parties are as follows:

If to ARIAD:	ARIAD Pharmaceuticals, Inc.
ARIAD Gene Therapeutics, Inc.
26 Landsdowne Street
Cambridge, MA 02139
Telephone: (617) 494-0400
Fax: (617) 225-2860
Attn.: Chief Legal Officer

With a copy to:	Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
One Financial Center
Boston, MA 02111
Phone: (617) 542-6000
Fax: (671) 542-2241
Attn.: Jeffrey M. Wiesen, Esq.

If to MEDINOL:	MEDINOL Inc.
Kiryat Atidim
P.O. Box 58165,
Tel Aviv, 61581, Israel
Tel: 972-3-767-9000
Fax: 972-3-648-2310
Attn.: Mr. Kobi Richter

With a copy to:	Doron Cohen-David Cohen, Law Offices
14 Abba Hillel Silver Road
Ramat Gan, Israel 52520
Phone: (972) 3-753-1000
Fax: (972) 3-753-1001
Attn: David Cohen, Adv.

All notices, requests and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving Party at the address of such Party set forth above, (ii) if made by telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, unless not on a business day on the receiving end, in which

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

event such communication shall be deemed to have been given on the next business day, (iii) if sent by private courier, on the third (3rd) business day following the day such notice is delivered to the courier service, or (iv) if sent by registered or certified mail, on the fifth (5th) business day following the day such mailing is made (10th business day if sent internationally).

11.2 Language. This Agreement has been prepared in the English language and the English language shall control its interpretation.

11.3 Governing Law. This Agreement will be construed, interpreted and applied in accordance with the laws of the Commonwealth of Massachusetts (excluding its body of law controlling conflicts of law).

11.4 Limitations. Except as set forth elsewhere in this Agreement, neither Party grants to the other Party any right or license to any of its intellectual property.

11.5 Entire Agreement. This Agreement and the Supply Agreement constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof and supersede all prior representations, understandings and agreements between the Parties with respect to the subject matter hereof and thereof. No modification of this Agreement shall be effective unless in writing with specific reference to this Agreement and signed by the Parties. In the event of any conflict between this Agreement and the Supply Agreement, the terms of this Agreement shall control.

11.6 Waiver. The terms or conditions of this Agreement may be waived only by a written instrument executed by the Party waiving compliance. The failure of either Party at any time or times to require performance of any provision hereof shall in no manner affect its rights at a later time to enforce the same. No waiver by either Party of any condition or term shall be deemed as a continuing waiver of such condition or term or of another condition or term.

11.7 Headings. Section and Subsection headings are inserted for convenience of reference only and do not form part of this Agreement.

11.8 Assignment. Neither this Agreement nor any right or obligation hereunder may be assigned, delegated or otherwise transferred, in whole or part, by either Party without the prior express written consent of the other; provided, however, that (i) each of ARIAD Pharmaceuticals, Inc. or ARIAD Gene Therapeutics, Inc. may, without the written consent of MEDINOL, assign this Agreement to its Affiliates, or in

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

connection with the transfer or sale of all or substantially all of its assets or business related to this Agreement, or in the event of its merger, consolidation, change in control or similar transaction (collectively, “Change in Control”), (ii) MEDINOL may, without ARIAD’s written consent, assign this Agreement to its Affiliates, [***], or in a transaction involving Change in Control. In the event of a Change in Control of ARIAD, ARIAD shall use commercially reasonable efforts to cause its assignee to agree that, following the effective date of such Change in Control, such assignee shall take reasonable steps to segregate any part of its business which is developing, manufacturing, using or selling Medical Devices which are directly competitive with MEDINOL Licensed Products in the Licensed Field from those activities to be performed by ARIAD after the effective date of such Change in Control pursuant to this Agreement and the Supply Agreement. In the event of a Change in Control of MEDINOL [***], MEDINOL shall cause its assignee to agree that, following the effective date of such Change in Control or assignment, such assignee shall segregate any part of its business which is developing, manufacturing, using or selling rapamycin or a rapamycin analog delivered by stents which are directly competitive with Licensed Patent Rights in the Licensed Field from those activities to be performed by MEDINOL after the effective date of such Change in Control or assignment pursuant to this Agreement and the Supply Agreement. As a condition to assignment, any permitted assignee under this Section 11.8 shall assume all obligations of its assignor under this Agreement in a separate written agreement signed by the assignor and assignee. Any purported assignment in violation of this Section 11.8 shall be void. The terms and conditions of this Agreement shall be binding upon and inure to the benefit of the permitted successors and assigns of the Parties.

11.9 Force Majeure. Neither Party shall be liable for failure of or delay in performing obligations set forth in this Agreement, and neither shall be deemed in breach of its obligations, if such failure or delay is due to natural disasters or any causes beyond the reasonable control of such Party. In event of such force majeure, the Party affected thereby shall use reasonable efforts to cure or overcome the same and resume performance of its obligations hereunder.

11.10 Construction. The Parties hereto acknowledge and agree that: (i) each Party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to all Parties hereto and not in favor of or against any Party, regardless of which Party was generally responsible for the preparation of this Agreement.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

11.11 Severability. If any provision(s) of this Agreement are or become invalid, are ruled illegal by any court of competent jurisdiction or are deemed unenforceable under then current applicable law from time to time in effect during the Term hereof, it is the intention of the Parties that the remainder of this Agreement shall not be affected thereby provided that a Party’s rights under this Agreement are not materially affected. The Parties hereto covenant and agree to renegotiate any such term, covenant or application thereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant or condition of this Agreement or the application thereof that is invalid, illegal or unenforceable, it being the intent of the Parties that the basic purposes of this Agreement are to be effectuated.

11.12 Further Assurances. Each Party agrees to execute, acknowledge and deliver such further instructions, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

11.13 Independent Contractors. Notwithstanding any provision to the contrary herein, the relationship of the Parties is that of independent contractor, and nothing herein shall be construed to create a partnership, joint venture, franchise, employment, or agency relationship between the Parties. Neither Party shall have authority to enter into agreements of any kind on behalf of the other Party, nor shall either Party have the power or authority to bind or obligate the other Party in any manner.

11.14 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of page intentionally left blank]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representative in three (3) originals.

MEDINOL, INC.		ARIAD PHARMACEUTICALS, INC.

By:	/s/ Judith Richter	By:	/s/ Laurie A. Allen
		Name:	Laurie A. Allen
Name:	Judith Richter	Title:	Senior Vice President and Chief Legal Officer
Title:	Chief Executive Officer

ARIAD GENE THERAPEUTICS, INC.

		By:	/s/ Harvey J. Berger, M.D.
		Name:	Harvey J. Berger, M.D.
		Title:	Chairman and Chief Executive Officer

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

SCHEDULE A

LICENSED PATENT RIGHTS

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[***]

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[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

EXHIBIT 3.3

SUPPLY AGREEMENT

[ATTACHED ON FOLLOWING PAGE]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

EXHIBIT 6.1

Countries

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